EXHIBIT 99.1

Snail, Inc. Reports Fourth Quarter & Full Year 2022 Financial Results

Culver City, CA – March 29, 2023 – Snail, Inc. (Nasdaq: SNAL) (“Snail” or “the Company”), a leading, global independent developer and publisher of interactive digital entertainment, today announced financial results for the three months and year ended December 31, 2022.

Jim Tsai, Chief Executive Officer of Snail, commented: “We begin 2023 with continued strong user engagement with our ARK franchise game being installed over 36.3 million times and played for approximately 425 million hours during 2022. We are excited to leverage this continued engagement for our upcoming ARK 2 release. In April, we expect to release a detailed product roadmap so our fans can see all of the exciting content that lies ahead.”

Fourth Quarter 2022, Full Year 2022 and Subsequent Business Highlights

•	ARK: Survival Evolved. In the three-month period ended December 31, 2022, ARK: Survival Evolved averaged a total of 264,911 daily active users (“DAUs”) versus 227,992 DAUs in the prior year period. In the year ended December 31, 2022, ARK: Survival Evolved averaged a total of 305,376 DAUs versus 256,629 DAUs in the prior year.

o	ARK units sold sustained for the fourth quarter 2022 compared to the same period last year; approximately 1.6 million vs. 1.6 million, respectively. ARK units sold during the full year 2022 was 5.5 million compared to 6.6 million during the prior year. Purchase of a standalone game, downloadable content (“DLC”), Season Pass and bundle on a specific platform each counts as a unit sold.

o	Through December 31, 2022, total playtime for the ARK franchise amounted to 3.1 billion hours.

•	The Company recorded a significant increase in game installs of ARK: Survival Evolved during the year ended December 31, 2022. The increase was due to the free week promotions on the Steam and Epic platforms and a subscription program on a certain platform that resulted in 36.3 million installs for the year ended December 31, 2022, as compared to 6.6 million installs for the year ended December 31, 2021.

•	Ragnarok Expansion Map on Nintendo Switch. On February 7, 2023, the Company announced a new addition to the Nintendo Switch version of ARK: Survival Evolved. Players can now explore the free and highly acclaimed expansion map Ragnarok on-the-go, bringing a new level of excitement and adventure to the game.

Fourth Quarter 2022 Financial Highlights

•	Revenue was $15.3 million for the fourth quarter of 2022 compared to revenue of $23.5 million in the prior year period, a decrease of 35% and driven primarily as a result of a decrease in the average selling price of ARK units sold. ARK related revenue decreased by $4.8 million attributable to the age of the game and sales normalizing in 2022 after the initial release of Genesis II in June 2021. One-off payments and revenue recognized for previous contract payments in 2022 offset $1.2 million of the $4.8 million decrease in ARK revenue, with reduced sales of ARK and ARK Mobile responsible for a $6.0 million decrease.

•	Net loss for the fourth quarter of 2022 was $2.3 million compared to a net loss of $9.1 million in the prior year period due to the $16.3 million write down of our Atlas license in the fourth quarter of 2021 offset by an increase in general and administrative costs of $4.2 million that was the result of increased litigation costs and professional fees related to Snail being a public company and a contingent fee related to the $2.5 million state tax refund we received in the fourth quarter of 2022.

•	Bookings for the three months ended December 31, 2022 were $11.9 million, a decrease of $8.8 million or 43%, compared to the prior year period, primarily as a result of a decline in ARK-related revenue.

•	Earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the fourth quarter of 2022 was a loss of $5.3 million compared to a loss of $11.8 million in the prior year period. As of December 31, 2022, unrestricted cash was $12.9 million versus $10.2 million as of December 31, 2021.

Full Year 2022 Financial Highlights

•	Revenue for the year ended December 31, 2022 was $74.4 million, a decrease of $32.3 million, or 30%, compared to the year ended December 31, 2021. The decrease in net revenue was due to a decrease in sales of ARK, attributed to the age of the game, an increase in the number of free week promotions run in 2022 and the Genesis II release in 2021; there were no DLC releases in 2022 or free download promotions in 2021. ARK sales decreased by $33.0 million and deferred revenue from contracts decreased by $3.7 million offset by additional one-off payments in 2022 of $7.5 million. Sales of our other titles decreased by a collective $3.1 million. These decreases in the Company’s other titles were partially offset by $0.5 million earned in 2022 from the release of West Hunt.

•	Net income for the year ended December 31, 2022 was $1.0 million compared to net income of $7.9 million in the prior year period due to the reduced sales of ARK and ARK Mobile, static licensing fees, increased research and development costs, and increased general and administrative costs.

•	Bookings for the year ended December 31, 2022, decreased by $28.8 million, or 31%, to $63.7 million, compared to the prior year period, primarily as a result of a decrease in ARK sales in 2022. The decrease is primarily due to the age of the ARK franchise, free download promotions and no DLCs being released during the year ended December 31, 2022, while 2021 saw the release of our Genesis II DLC and did not include any free download promotions.

•	EBITDA for the year ended December 31, 2022 was a loss of $0.7 million compared to a gain of $9.2 million in the prior year period.

Use of Non-GAAP Financial Measures

In addition to the financial results determined in accordance with U.S. generally accepted accounting principles, or GAAP, Snail believes Bookings and EBITDA, as non-GAAP measures, are useful in evaluating its operating performance. Bookings and EBITDA are non-GAAP financial measures that are presented as supplemental disclosures and should not be construed as alternatives to net income (loss) or revenue as indicators of operating performance, nor as alternatives to cash flow provided by operating activities as measures of liquidity, both as determined in accordance with GAAP. Snail supplementally presents Bookings and EBITDA because they are key operating measures used by management to assess financial performance. Bookings adjusts for the impact of deferrals and, Snail believes, provides a useful indicator of sales in a given period. EBITDA adjusts for items that Snail believes do not reflect the ongoing operating performance of its business, such as certain non-cash items, unusual or infrequent items or items that change from period to period without any material relevance to its operating performance. Management believes Bookings and EBITDA are useful to investors and analysts in highlighting trends in Snail’s operating performance, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which Snail operates and capital investments.

Bookings is defined as the net amount of products and services sold digitally or physically in the period. Bookings is equal to revenue excluding the impact from deferrals. Below is a reconciliation of total net revenue to Bookings, the closest GAAP financial measure.

	Three Months ended December 31,		Years Ended December 31,
	2022	2021	2022	2021

	(in millions)		(in millions)
Total net revenue	$15.3	$23.5	$74.4	$106.7
Change in deferred net revenue	(3.4)	(2.8)	(10.7)	(14.2)
Bookings	$11.9	$20.7	$63.7	$92.5

We define EBITDA as net income (loss) before (i) interest expense, (ii) interest income, (iii) income tax provision (benefit) and (iv) depreciation and amortization expense. The following table provides a reconciliation from net income (loss) to EBITDA:

	Three months ended December 31,		Years ended December 31,
	2022	2021	2022	2021

	(in millions)		(in millions)
Net income (loss)	$(2.3)	$(9.1)	$1.0	$7.9
Interest income and interest income – related parties	(0.2)	(0.6)	(0.8)	(1.7)
Interest expense and interest expense – related parties	0.3	0.1	0.9	0.4
Income tax provision (benefit)	(3.2)	(2.4)	(2.4)	1.8
Depreciation and amortization expense, property and equipment	0.1	0.2	0.6	0.8
EBITDA	$(5.3)	$(11.8)	$(0.7)	$9.2

Webcast Details

The Company will host a webcast at 5:00 PM ET today to discuss the fourth quarter and full year 2022 financial results. Participants may access the live webcast and replay on the Company’s investor relations website at https://investor.snail.com/. The earnings call may also be accessed by dialling 1 (877) 451-6152 from the United States, or by dialling 1 (201) 389-0879 internationally.

About Snail, Inc.

Snail is a leading, global independent developer and publisher of interactive digital entertainment for consumers around the world, with a premier portfolio of premium games designed for use on a variety of platforms, including consoles, PCs and mobile devices.

Contacts:

Investors:

investors@snail.com

Forward-Looking Statements

This press release contains statements that constitute forward-looking statements. Many of the forward-looking statements contained in this press release can be identified by the use of forward-looking words such as “anticipate,” “believe,” “could,” “expect,” “should,” “plan,” “intend,” “may,” “predict,” “continue,” “estimate” and “potential,” or the negative of these terms or other similar expressions. Forward-looking statements appear in a number of places in this press release and include, but are not limited to, statements regarding Snail’s intent, belief or current expectations. These forward-looking statements include information about possible or assumed future results of Snail’s business, financial condition, results of operations, liquidity, plans and objectives. The statements Snail makes regarding the following matters are forward-looking by their nature: growth prospects and strategies; launching new games and additional functionality to games that are commercially successful; expectations regarding significant drivers of future growth; its ability to retain and increase its player base and develop new video games and enhance existing games; competition from companies in a number of industries, including other casual game developers and publishers and both large and small, public and private Internet companies; its ability to attract and retain a qualified management team and other team members while controlling its labor costs; its relationships with third-party platforms such as Xbox Live and Game Pass, PlayStation Network, Steam, Epic Games Store, My Nintendo Store, the Apple App Store, the Google Play Store and the Amazon Appstore; the size of addressable markets, market share and market trends; its ability to successfully enter new markets and manage international expansion; protecting and developing its brand and intellectual property portfolio; costs associated with defending intellectual property infringement and other claims; future business development, results of operations and financial condition; the effects of the COVID-19 pandemic and the ongoing conflict involving Russia and Ukraine on its business and the global economy generally; rulings by courts or other governmental authorities; the Share Repurchase Program, including expectations regarding the timing and manner of repurchases made under the program; its plans to pursue and successfully integrate strategic acquisitions; assumptions underlying any of the foregoing.

Further information on risks, uncertainties and other factors that could affect Snail’s financial results are included in its filings with the Securities and Exchange Commission (the “SEC”) from time to time, including its Quarterly Report on Form 10-Q and other periodic reports on Forms 10-K and 10-Q filed or to be filed with the SEC. You should not rely on these forward-looking statements, as actual outcomes and results may differ materially from those expressed or implied in the forward-looking statements as a result of such risks and uncertainties. All forward-looking statements in this press release are based on management’s beliefs and assumptions and on information currently available to Snail, and Snail does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

Snail, Inc. and Subsidiaries

Consolidated Balance Sheets

(Unaudited)

	December 31, 2022	December 31, 2021
ASSETS
Current Assets:
Cash and cash equivalents	$12,863,817	$10,164,338
Restricted escrow deposit	1,003,804	-
Accounts receivable, net of allowances for doubtful accounts of $19,929 and $31,525, respectively	6,758,024	12,244,785
Accounts receivable - related party, net	11,344,184	8,435,823
Loan and interest receivable - related party	101,753	203,408
Prepaid expenses - related party	-	3,145,000
Prepaid expenses and other current assets	10,565,141	11,017,007
Total current assets	42,636,723	45,210,361
Restricted cash and cash equivalents	6,374,368	6,389,777
Prepaid expenses - related party	5,582,500	-
Property, plant and equipment, net	5,114,799	5,678,701
Intangible assets, net - license - related parties	1,384,058	8,787,976
Intangible assets, net - license	-	250,000
Intangible assets, net - other	272,521	277,148
Deferred income taxes	7,602,536	8,191,051
Other noncurrent assets	198,668	199,919
Operating lease right-of-use assets, net	3,606,398	5,100,912
Total assets	$72,772,571	$80,085,845
LIABILITIES, NONCONTROLLING INTERESTS AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$9,452,391	$3,871,510
Accounts payable - related party	19,918,259	23,733,572
Accrued expenses and other liabilities	1,474,088	2,975,475
Loan payable - related parties	-	400,000
Interest payable - related parties	527,770	528,439
Revolving loan	9,000,000	9,000,000
Short term note	5,416,666	-
Notes payable	-	216,329
Current portion of long-term debt	86,524	77,348
Current portion of deferred revenue	4,335,404	11,005,517
Current portion of operating lease liabilities	1,371,227	1,688,965
Total current liabilities	51,582,329	53,497,155
Accrued expenses	457,024	-
Long-term debt, net of current portion	3,221,963	2,885,434
Deferred revenue, net of current portion	5,216,042	9,275,417
Operating lease liabilities, net of current portion	2,930,529	4,375,786
Total liabilities	63,407,887	70,033,792
Commitments and contingencies
Stockholders' Equity:
Common stock of Snail Games USA, $0.01 par value per share; 1,000,000 shares authorized, 500,000 shares issued and outstanding	-	5,000
Class A common stock, $0.0001 par value, 500,000,000 and 0 shares authorized, 9,251,420 and 0 shares issued, and 8,053,771 and 0 shares outstanding, respectively	925	-
Class B common stock, $0.0001 par value, 100,000,000 and 0 shares authorized, 28,748,580 and 0 shares issued and outstanding, respectively	2,875	-
Additional paid-in capital	23,436,942	94,159,167
Due from shareholder - loan receivable	-	(91,388,176)
Due from shareholder - interest receivable	-	(2,965,346)
Accumulated other comprehensive loss	(307,200)	(266,557)
Retained earnings (accumulated deficit)	(4,863,250)	16,045,231
	18,270,292	15,589,319
Treasury stock at cost (1,197,649 and 0 shares, respectively)	(3,414,713)	-
Total Snail, Inc. and Snail Games USA Inc. equity	14,855,579	15,589,319
Noncontrolling interests	(5,490,895)	(5,537,266)
Total stockholders' equity	9,364,684	10,052,053
Total liabilities, noncontrolling interests and stockholders' equity	$72,772,571	$80,085,845

Snail, Inc. and Subsidiaries

Consolidated Statements of Comprehensive Income

(Unaudited)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2022	2021	2022	2021
Revenues, net	$15,311,857	$23,533,951	$74,444,141	$106,734,149
Cost of revenues	11,763,025	15,305,181	49,507,888	63,686,242
Gross profit	3,548,832	8,228,770	24,936,253	43,047,907

Operating expenses:
General and administrative (including stock-based compensation expense of $223,250 and $0, respectively)	7,330,543	3,180,120	22,327,746	16,396,958
Research and development	1,295,631	409,971	2,955,592	834,818
Advertising and marketing	145,365	9,558	714,492	275,370
Depreciation and amortization	130,262	160,154	565,906	798,813
(Gain) loss on disposal of fixed assets	(17,067)	117,316	(17,067)	117,316
Impairment of intangible assets	-	16,325,000	-	16,325,000
Total operating expenses	8,884,734	20,202,119	26,546,669	34,748,275

Income (loss) from operations	(5,335,902)	(11,973,349)	(1,610,416)	8,299,632

Other income (expense):
Interest income	155,124	13,419	200,913	85,276
Interest income - related parties	504	466,975	582,632	1,595,372
Interest expense	(308,955)	(110,875)	(922,293)	(415,793)
Interest expense - related parties	-	(2,017)	(3,222)	(8,000)
Other income	(17,068)	10,897	302,086	493,687
Foreign currency transaction (loss)	(23,623)	39,176	(1,945)	(41,579)
Equity in loss of unconsolidated entity	-	-	-	(314,515)
Total other income, net	(194,018)	417,575	158,171	1,394,448

Income (loss) before provision for income taxes	(5,529,920)	(11,555,774)	(1,452,245)	9,694,080

Income tax (benefit) provision	(3,249,728)	(2,429,696)	(2,446,423)	1,784,549

Net income (loss)	(2,280,192)	(9,126,078)	994,178	7,909,531

Net gain (loss) attributable to non-controlling interests	(9,977)	(69,366)	46,371	(558,865)

Net income (loss) attributable to Snail, Inc. and Snail Games USA Inc	(2,270,215)	(9,056,712)	947,807	8,468,396

Snail, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(Unaudited)

	2022	2021
Cash flows from operating activities:
Net income	$994,178	$7,909,531
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Amortization - intangible assets - license	250,000	600,000
Amortization - intangible assets - license, related parties	7,403,918	14,655,520
Amortization - intangible assets - other	3,751	7,039
Amortization - loan origination fees	26,514	22,951
Depreciation and amortization - property and equipment	565,906	798,813
Stock-based compensation expense	223,250	-
Gain on lease termination	(122,533)	-
Gain on paycheck protection program and economic injury disaster loan forgiveness	(174,436)	(392,200)
(Gain) loss on disposal of fixed assets	(17,067)	117,316
Impairment or loss on impaired intangible asset	-	16,325,000
Interest income from shareholder loan	(580,878)	(1,523,149)
Interest income from restricted escrow deposit	(3,804)	-
Deferred taxes	588,478	(3,159,791)
Decrease in non-controlling interest - dissolution of subsidiary	-	39,340
Changes in assets and liabilities:
Accounts receivable	5,486,716	693,981
Accounts receivable - related party	(2,908,361)	1,256,970
Prepaid expenses - related party	(2,437,500)	980,000
Prepaid expenses and other current assets	(1,875,919)	(4,167,621)
Other noncurrent assets	(26,052)	1,785,730
Accounts payable	4,976,192	(1,538,468)
Accounts payable - related party	(3,815,313)	(92,948)
Accrued expenses	(1,039,927)	(4,045,216)
Interest payable - related parties	986	8,000
Lease liabilities	(145,949)	(182,895)
Deferred revenue	(10,729,488)	(14,248,401)
Net cash (used in) provided by operating activities	(3,357,338)	15,849,502
Cash flows from investing activities:
Debt extended to related party	-	(203,408)
Loan provided to related party	-	(30,644,042)
Repayment on loan provided by related party	(300,000)	-
Acquisition of license rights - related party	-	(5,000,000)
Purchases of property and equipment	(5,256)	-
Proceeds from sale of property and equipment	19,500	-
Repayment on Pound Sand note	1,496,063	-
Net cash provided by (used in) investing activities	1,210,307	(35,847,450)
Cash flows from financing activities:
Repayments on long-term debt	(70,961)	(6,845,545)
Repayments on short-term note	(4,166,667)	-
Borrowings on long-term debt	-	3,000,000
Borrowings on short-term note	10,000,000	-
Payments on paycheck protection program and economic injury disaster loan	(90,198)	(26,281)
Refund of payments on paycheck protection program and economic injury disaster loan	48,305	-
Borrowings on revolving loan	-	6,500,000
Cash dividend declared and paid	(8,200,000)	-
Purchase of treasury stock	(3,414,713)	-
Proceeds from initial public offering, net of offering costs	11,791,705	-
Warrants issued to underwriters	193,927	-
Payments of capitalized offering costs	(1,247,567)	-
Net cash provided by financing activities	4,843,831	2,628,174
Effect of currency translation on cash and cash equivalents	(12,730)	21,182
Net increase (decrease) in cash and cash equivalents, and restricted cash and cash equivalents	2,684,070	(17,348,592)
Cash and cash equivalents, and restricted cash and cash equivalents - beginning of year	16,554,115	33,902,707
Cash and cash equivalents, and restricted cash and cash equivalents – end of year	$19,238,185	$16,554,115
Supplemental disclosures of cash flow information
Cash paid during the year for:
Interest	$788,063	$405,251
Income taxes	$888,303	$6,577,000
Noncash transactions during the year for:
Loan and interest payable - related parties	$103,890	$-
Loan and interest receivable - related parties	$(103,890)	$-
Loan and interest from shareholder	$94,934,400	$-
Dividend distribution	$(94,934,400)	$-
Noncash financing activity during the year:
Gain on paycheck protection program and economic injury disaster loan forgiveness	$(174,436)	$(392,200)
Snail Games USA common stock transfer due to reorganization	$(5,000)	$-
Snail, Inc. common stock and additional paid-in capital transfer due to reorganization	$5,000	$-
Offering costs included in accounts payable	$605,295	$-
Funding of restricted escrow deposit	$(1,000,000)	$-